UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 29, 2013

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 8.01    OTHER EVENTS.
On May 29, 2013, the following executive officers (collectively, “Covered Persons”) of HF Financial Corp. (the “Company”) established separate stock sale plans (each a “Rule 10b5-1 Plan”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s insider trading policies:
•    Natalie A. Sundvold, Senior Vice President/Service & Support of Home Federal Bank
•    Wendy A. Wills, Senior Vice President/Corporate Strategy of Home Federal Bank
Rule 10b5-1 permits individuals who are not in possession of material nonpublic information to establish written, prearranged plans to buy or sell shares of the Company’s common stock (“Common Stock”).
Throughout fiscal 2014, restricted stock grants that were made to Covered Persons will vest. These grants were made in fiscal 2010 under the Company’s Long-Term Incentive Plan, and in fiscal 2012, a discretionary grant was made to Ms. Wills. Under the Rule 10b5-1 Plans, Covered Persons will sell shares of Common Stock in an approximate amount necessary to pay taxes due upon vesting of such restricted stock grants. Each Rule 10b5-1 Plan sets forth a specified amount, time and price for any sale of Common Stock. The Rule 10b5-1 Plans will terminate on April 30, 2014.
To the extent required by applicable securities laws, transactions by the Covered Persons pursuant his or her respective Rule 10b5-1 Plan will be disclosed publicly in filings with the Securities and Exchange Commission.
Approximately 257 shares of Common Stock will be sold by Covered Persons pursuant to the Rule 10b5-1 Plans.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp (Registrant)
Date: June 3, 2013	By: /s/ Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: June 3, 2013	By: /s/ Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)